UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2001


                                 C-COR.net Corp.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                     0-10726                  24-0811591
-------------------------------     ----------------         -------------------
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
incorporation or organization)       Number)                 Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
 ------------------------------------------------         ----------
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461


         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

     C-COR.net Corp. and MobileForce Technologies, Inc., today signed a definitive merger agreement under which C-COR.net will acquire MobileForce. C-COR.net will make a cash payment of $5 million and assume approximately $15 million of outstanding MobileForce debt in exchange for all outstanding shares of MobileForce. C-COR.net may make additional payments of up to $13.5 million if certain bookings and revenue objectives for the MobileForce business are achieved during the first year after the completion of the merger. The merger transaction is expected to close by the end of C-COR.net's fiscal year 2001 (June 29, 2001), subject to customary closing conditions set forth in the merger agreement.



Item 7.  Financial Statements and Exhibits

     (c) Exhibits.

         99.1 Press Release, dated March 29, 2001, of C-COR.net Corp.

         99.2 Press Release, dated March 29, 2001, of C-COR.net Corp.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


C-COR.net Corp.
(Registrant)

March 29, 2001


By: /s/ David A. Woodle
--------------------------------------
Name: David A. Woodle
Title: President and Chief Executive Officer